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                                    EXHIBIT A

                             JOINT FILING AGREEMENT


          The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Presidio Capital Corp. dated April 8, 1997 and any attendance thereto signed by each of the undersigned shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Dated:  April 8, 1997                   ANGELO, GORDON & CO., L.P.

                                        By:  AG Partners, L.P.
                                             General Partner

                                             By:     /s/ Michael L. Gordon
                                                     --------------------------
                                                     Name:  Michael L. Gordon
                                                     Title: General Partner


                                        /s/ John M. Angelo
                                        ------------------
                                        John M. Angelo



                                        /s/ Michael L. Gordon
                                        ---------------------
                                        Michael L. Gordon